UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

McDONALD’S CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

On April 22, 2022, McDonald’s Corporation (“McDonald’s”) issued a statement to the media in response to allegations made by The Humane Society of the United States, a copy of which is attached hereto as Exhibit 1.

Exhibit 1

These allegations are completely baseless and constitute nothing more than a familiar stunt by The Humane Society of the United States (HSUS) to drive fundraising dollars and media attention. McDonald’s has been, and will continue to be, an industry leader in pursuing pioneering animal welfare policies.

When it comes to caring for sows, the Washington D.C.-based HSUS could learn a lot from the farmers, veterinarians, animal experts and groups like the American Association of Swine Veterinarians who devote their lives to animal welfare around the country.

Forward-Looking Statements

This document contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding McDonald’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect McDonald’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, McDonald’s does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. McDonald’s business results are subject to a variety of risks, including those that are described in its 2021 Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (the “SEC”).

IMPORTANT ADDITIONAL INFORMATION REGARDING PROXY SOLICITATION

McDonald’s has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2022 Annual Meeting. MCDONALD’S SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. McDonald’s shareholders may obtain a copy of the definitive proxy statement (and any amendments and supplements thereto), the accompanying WHITE proxy card and other relevant documents filed by McDonald’s with the SEC without charge from the SEC’s website at www.sec.gov. McDonald’s shareholders may also obtain a copy of these documents without charge by sending a request to shareholder.services@us.mcd.com or visiting the investor section of the McDonald’s website at www.investor.mcdonalds.com.

CERTAIN INFORMATION REGARDING PARTICIPANTS

McDonald’s, its Directors and certain of its executive officers are participants in the solicitation of proxies from McDonald’s shareholders in connection with the matters to be considered at the 2022 Annual Meeting. Information regarding the ownership of McDonald’s Directors and executive officers in McDonald’s common stock is included in the definitive proxy statement for its 2022 Annual Meeting, filed with the SEC on April 8, 2022, which can be found through the SEC’s website at www.sec.gov. Changes to such ownership have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Details concerning the nominees of the McDonald’s Board of Directors for election at the 2022 Annual Meeting are also included in such definitive proxy statement.